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                                                                 Exhibit 3.1(b)

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           BAKERS FOOTWEAR GROUP, INC.

                                   ARTICLE ONE
                                      NAME

         The name of the corporation (the "Corporation") is Bakers Footwear Group, Inc.

                                   ARTICLE TWO
                                REGISTERED OFFICE

         The address of the Corporation's registered office in the State of Missouri is 2815 Scott Avenue, St. Louis, Missouri 63103, and the name of the registered agent at such address is Peter A. Edison.

                                  ARTICLE THREE
                                AUTHORIZED SHARES

         A. Classes and Number of Shares.

         The aggregate number, class and par value of shares of capital stock which the Corporation shall have authority to issue is Forty Five Million (45,000,000) shares of stock, consisting of:

         (i) Forty Million (40,000,000) shares of common stock, having a par value of one one-hundredth of a cent ($0.0001) per share ("Common Stock"); and

         (ii) Five Million (5,000,000) shares of preferred stock, having a par value of one one-hundredth of a cent ($0.0001) per share ("Preferred Stock").

         All preemptive rights of shareholders are hereby denied, so that no stock or other security of the Corporation shall carry with it and no holder or owner of any share or shares of stock or other security or securities of the Corporation shall have any preferential or preemptive right to acquire additional shares of stock or of any other security of the Corporation. All cumulative voting rights are hereby denied, so that no stock or other security of the Corporation shall carry with it and no holder or owner of any share or shares of such stock or security shall have any right to cumulative voting in the election of directors or for any other purpose. The foregoing provisions within this paragraph are not intended to modify or prohibit any provisions of any voting trust or agreement between or among holders or owners of shares of stock or other securities of the Corporation.

         In addition to those general qualifications, limitations and restrictions applicable to each and every class and series of capital stock of the Corporation as a matter of law or as stated in the immediately preceding paragraph, the voting powers, designations, preferences, and relative,


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participating, optional or other special rights and qualifications, limitations, or restrictions thereof, or terms and conditions of redemption, if any, in respect of the shares of each class are described in Sections B and C of this Article Three.

         B. Terms of Common Stock.

         1. Voting Rights. Except as otherwise provided by the GBCL, each holder of shares of Common Stock shall be entitled to one vote per share of Common Stock held by such holder on all matters to be voted on by the shareholders.

         2. Dividend Rights. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be declared and paid upon the Common Stock out of funds of the Corporation legally available therefor, in such amounts and at such times as the Board of Directors may determine. Funds otherwise legally available for the payment of dividends on the Common Stock shall not be restricted or reduced by reason of there being any excess of the aggregate preferential amount of any series of Preferred Stock outstanding over the aggregate par value thereof.

         C. Terms of Preferred Stock.

         1. Subject to the requirements of the GBCL, and to the provisions of these Articles of Incorporation, the Board of Directors is expressly authorized, prior to the issuance of any shares of any series of Preferred Stock, to cause any number of the authorized and undesignated shares of Preferred Stock to be issued at any time and from time to time by adopting a resolution or resolutions providing for the issuance of shares of any particular series of Preferred Stock, to set or change the number of shares to be included in any series of Preferred Stock and to set or change (in any one or more respects) the voting powers, full or limited, or no voting powers, and the designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, or terms and conditions of redemption relating to the shares of each such series and, if and to the extent from time to time required by law, by filing certification thereto with the Secretary of State of Missouri. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

                  (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed the aggregate number of authorized shares set out in clause (ii) of Section A of this Article Three);

                  (b) the rate or amount per annum, if any, at which the holders of the shares of such series of Preferred Stock shall be entitled to receive dividends, the date on which any such dividends shall be payable, whether and the extent to which such dividends shall be cumulative or non-cumulative, the relative rights of priority, if any, of payment of any dividends, and the time at which, and the terms and conditions on which, any such dividends shall be paid;



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                  (c) whether the shares of such series shall be redeemable or purchasable and, if so, the terms and conditions of such redemption or purchase, including the date or dates upon and after which such shares shall be redeemable or purchasable, and the amount per share payable in case of redemption or purchase, with any adjustments, which amount may vary under different conditions and at different redemption or purchase dates and may be in cash, property or rights, including securities of the Corporation or of another business entity;

                  (d) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund and the terms and conditions of any such sinking fund;

                  (e) whether shares of such series of Preferred Stock shall be convertible into, or exchangeable for, shares of stock of any other series, class or classes, now or hereafter authorized, and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  (f) whether the shares of such series of Preferred Stock shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (g) the rights of the holders of shares of such series of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of such holders with respect thereto; and

                  (h) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series of Preferred Stock.

                                  ARTICLE FOUR
                              BUSINESS COMBINATIONS

         The Corporation hereby subjects itself to and accepts the provisions of
Section 351.459 of the GBCL, provided that such section shall not apply to any person who was an "interested shareholder" as of April 1, 2002, or any affiliates or associates of such person at such time.

                                  ARTICLE FIVE
                                  INCORPORATOR

The name and place of residence of each incorporator is as follows:

                  Charles H. Weiss, St. Louis, Missouri         25 shares
                  Max W. Kramer, St. Louis, Missouri            25 shares
                  Henry H. Stern, St. Louis, Missouri           25 shares
                  Clyde W. Wagner, St. Louis, Missouri          25 shares
                                                               ---
                                                               100 shares



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                                   ARTICLE SIX
                                    DIRECTORS

         A. Number and Classification.

         The current number of directors to constitute the Board of Directors of the Corporation is three. Hereafter, the number of directors shall be fixed by or in the manner provided in the Bylaws of the Corporation. Any changes in the number of directors shall be reported to the Missouri Secretary of State within thirty (30) calendar days of such change. Directors shall be elected to hold office until the next succeeding annual meeting of the shareholders and the election or appointment of the director's successor or the director's earlier resignation or removal. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock of the Corporation, other than shares of Common Stock, shall have the right, voting separately by class or series, to elect directors, then the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of the Articles of Incorporation of the Corporation or any certificate of designation thereunder applicable thereto. As used in these Articles of Incorporation, the term "entire Board of Directors" or the "entire Board" means the total number fixed by, or in accordance with, these Articles of Incorporation and the Bylaws of the Corporation.

         B. Removal of Directors.

         Subject to, and in addition to, the rights, if any, of the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding or any limitation imposed by law, (1) any director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his, her or their term of office only for cause and by the affirmative vote of the holders of record of outstanding shares representing not less than two-thirds of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class at a special meeting of shareholders called expressly for that purpose (such vote being in addition to any required class or other vote); and (2) any director may be removed from office for cause by the affirmative vote of a majority of the entire Board of Directors at any time prior to the expiration of his or her term of office, as provided by law, in the event that the director fails to meet any qualifications stated in the Bylaws for election as a director or in the event that the director is in breach of any agreement between the director and the Corporation relating to the director's service as a director or employee of the Corporation. Notice of any proposed removal pursuant to clause 2 of this Section B shall be given to all directors of the Corporation prior to action thereto.

         C. Vacancies.

         Subject to the rights, if any, of the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors which occur for any reason, including vacancies which occur by reason of an increase in the number of directors or the removal or resignation of a director, shall be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining directors then in office




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(although less than a quorum). Any replacement director so elected shall hold office only until the next election of directors by the shareholders of the Corporation, unless removed prior to the expiration of his or her term, pursuant to Section B the Article Six.


                                  ARTICLE SEVEN
                                    DURATION

         The duration of the Corporation is perpetual.


                                  ARTICLE EIGHT
                                    PURPOSES

         The Corporation is formed for the purpose of engaging in any lawful act or activity for which a corporation now or hereafter may be organized under the laws of the State of Missouri.


                                  ARTICLE NINE
                                     BYLAWS

         Only a majority of the entire Board of Directors may make, amend, alter, change or repeal any provision or provisions of the Bylaws of the Corporation; provided, however, that in no event shall the Bylaws be inconsistent with law or, in substance to a material degree, with any of the terms, conditions or provisions of these Articles of Incorporation.


                                   ARTICLE TEN
                             LIMITATION ON LIABILITY

         The liability of the directors of the Corporation to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted under the GBCL. Any repeal or modification of this Article Ten by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                 ARTICLE ELEVEN
                   AMENDMENT OF THE ARTICLES OF INCORPORATION

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on the shareholders, directors, officers, employees or agents of the Corporation are subject to this reserved power; provided, that (in addition to any required class or other vote) the affirmative vote of the holders of record of outstanding shares





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representing not less than two-thirds of all of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision or provisions inconsistent with, Articles Four, Six, Nine, Ten or this Article Eleven of these Articles of Incorporation, notwithstanding the fact that a lesser percentage may be specified by the laws of Missouri.


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